Exhibit 4.6


                              CERTIFICATE OF TRUST

                                       OF

                               AICI CAPITAL TRUST


     THIS CERTIFICATE OF TRUST of AICI Capital Trust (the "Trust"), dated June 5, 1997, is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. Code
Section 3801, et seq.).

     1. Name. The name of the business trust being formed hereby is AICI Capital

Trust.

     2. Delaware Trustee. The name and business address of the Trustee of the Trust with a principal place of business in the State of Delaware is Bankers Trust (Delaware), 1001 Jefferson Street, Wilmington, Delaware 19801.

     3. Effective Date. This Certificate of Trust shall be effective as of its filing.

     IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.


                                      BANKERS TRUST (DELAWARE),
                                      not in its individual capacity but
                                      solely as trustee of the Trust


                                      By:/s/  M. Lisa Wilkins
                                      Name:   M. Lisa Wilkins
                                      Title: Assistant Secretary